As filed with the Securities and Exchange Commission on January 19, 2018

Registration No. 333-222150

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PlayAGS, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	7993	46-3698600
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

5475 S. Decatur Blvd., Ste #100

Las Vegas, NV 89118

(702) 722-6700

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

David Lopez

Chief Executive Officer

c/o PlayAGS, Inc.

5475 S. Decatur Blvd., Ste #100

Las Vegas, NV 89118

(702) 722-6700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Monica K. Thurmond, Esq. Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, NY 10019-6064 (212) 373-3000	Victor Gallo General Counsel c/o PlayAGS, Inc. 5475 S. Decatur Blvd., Ste #100 Las Vegas, NV 89118 (702) 722-6700	Michael A. Sherman, Esq. Marc R. Lashbrook, Esq. Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005-1702 (212) 701-3000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐ Accelerated filer ☐	Smaller reporting company	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered(1)	Maximum Proposed Offering Price Per Share	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Common Stock, par value $0.01 per share	11,787,500	$18.00	$212,175,000	$26,416

(1)	Estimated pursuant to Rule 457(a) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, and includes 1,537,500 shares of common stock that the underwriters have an option to purchase. See “Underwriting (Conflicts of Interest).”
(2)	Calculated pursuant to Rule 457(a) of the Securities Act of 1933, as amended, based on an estimate of the proposed maximum aggregate offering price.
(3)	The Registrant previously paid this entire registration fee in connection with prior filings of this Registration Statement.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

PlayAGS Inc. is filing this Amendment No. 2 (the “Amendment”) to its Registration Statement on Form S-1 (File No. 333-222150) as an exhibits only filing to file Exhibits 99.1, 99.2 and 99.3. Accordingly, this Amendment consists only of the facing page of the Registration Statement, this explanatory note, Part II of the Registration Statement, the signature pages to the Registration Statement and the filed exhibits. The prospectus has not changed and has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

Set forth below is a table of the registration fee for the Securities and Exchange Commission and estimates of all other expenses to be paid by the registrant in connection with the issuance and distribution of the securities described in the registration statement:

SEC registration fee	$26,416
Stock exchange listing fee	315,000
Financial Industry Regulatory Authority filing fee	30,550
Printing expenses	823,050
Legal fees and expenses	2,135,000
Accounting fees and expenses	711,500
Transfer agent and registrar fees	5,000
Miscellaneous	3,475

Total	$4,045,056

*	To be completed by amendment.

Item 14. Indemnification of Directors and Officers.

Nevada Revised Statutes (“NRS”) 78.138(7) provides that, subject to limited statutory exceptions and unless the articles of incorporation or an amendment thereto (in each case filed on or after October 1, 2003) provide for greater individual liability, a director or officer is not individually liable to a corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that: (i) the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and (ii) the breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. NRS 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person (a) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he or she had reasonable cause to believe that the conduct was unlawful. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS 78.751(1) provides that any discretionary indemnification pursuant to NRS 78.7502 (unless ordered by a court or advanced pursuant to NRS 78.751(2)), may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made (i) by the stockholders; (ii) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (iii) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (iv) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion. NRS 78.751(2) provides that the corporation’s articles of incorporation or bylaws, or an agreement made by the corporation, may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the corporation.

Under the NRS, the indemnification pursuant to NRS 78.7502 and advancement of expenses authorized in or ordered by a court pursuant to NRS 78.751:

•	Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in the person’s official capacity or an action in another capacity while holding office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to NRS 78.751(2), may not be made to or on behalf of any director or officer if a final adjudication establishes that the director’s or officer’s acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and

•	Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

A right to indemnification or to advancement of expenses arising under a provision of the articles of incorporation or any bylaw is not eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

The amended and restated articles of incorporation of the registrant provide that to the fullest extent permitted under the NRS (including, without limitation, to the fullest extent permitted under NRS 78.7502 and 78.751(3)) and other applicable law, the registrant shall indemnify directors and officers of the registrant in their respective capacities as such and in any and all other capacities in which any of them serves at the request of the registrant. The amended and restated articles of incorporation of the registrant further provide that the liability of its directors and officers shall be eliminated or limited to the fullest extent permitted by the NRS, and that if the NRS are amended to further eliminate or limit or authorize corporate action to further eliminate or limit the liability of directors or officers, the liability of directors and officers of the registrant shall be eliminated or limited to the fullest extent permitted by the NRS, as so amended from time to time; and in addition to any other rights of indemnification permitted by the laws of the State of Nevada or as may be provided for by the registrant in its bylaws or by agreement, the expenses of directors and officers incurred in defending a civil or criminal action, suit or proceeding, involving alleged acts or omissions of such director or officer in his or her capacity as a director or officer of the registrant, must be paid, by the registrant or through insurance purchased and maintained by the registrant or through other financial arrangements made by the registrant, as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the registrant.

Further, the registrant has entered into indemnification agreements with each of its directors and executive officers that may be broader than the specific indemnification provisions contained in the NRS. Such agreements may require the registrant, among other things, to advance expenses and otherwise indemnify its executive officers and directors against certain liabilities that may arise by reason of their status or service as executive officers or directors, to the fullest extent permitted by law. The registrant intends to enter into indemnification agreements with any new directors and executive officers in the future.

The Registrant maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

The proposed form of Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement provides for indemnification of directors and officers of the Registrant by the underwriters against certain liabilities.

We expect to enter into customary indemnification agreements with our executive officers and directors that provide them, in general, with customary indemnification in connection with their service to us or on our behalf.

Item 15. Recent Sales of Unregistered Securities

Set forth below is information regarding securities sold or granted by us within the past three years that were not registered under the Securities Act. Also included is the consideration, if any, received by us for such securities and information relating to the section of the Securities Act, or rule of the SEC, under which exemption from registration was claimed for such sales and grants.

Set forth below is certain information regarding securities issued by the Registrant during the last three years in transactions that were not registered under the Securities Act of 1933, as amended (the “Securities Act”), including the consideration, if any, received by the Registrant for such issuances.

Options and Restricted Stock Units

•	On April 28, 2014, we issued 50,000 restricted stock units for our non-voting common stock to an employee pursuant to our 2014 Long-Term Incentive Plan.

•	On April 28, 2014, we issued 255,000 options for our non-voting common stock to an employee pursuant to our 2014 Long-Term Incentive Plan.

•	On August 8, 2014, we issued 321,250 options for our non-voting common stock to certain employees pursuant to our 2014 Long-Term Incentive Plan. (168,125 of these options were subsequently cancelled upon the termination of the holder’s employment.)

•	On March 11, 2015, we issued 95,625 options for our non-voting common stock to certain employees pursuant to our 2014 Long-Term Incentive Plan.

•	On May 12, 2015, we issued 13,500 options for our non-voting common stock to certain employees pursuant to our 2014 Long-Term Incentive Plan. (These options were subsequently cancelled upon the termination of the holder’s employment.)

•	On July 17, 2015, we issued 190,000 options for our non-voting common stock to certain employees pursuant to our 2014 Long-Term Incentive Plan. (95,000 of these options were subsequently cancelled upon the termination of the holder’s employment.)

•	On September 7, 2015, we issued 48,750 options for our non-voting common stock to an employee pursuant to our 2014 Long-Term Incentive Plan.

•	On January 18, 2016, we issued 227,600 options for our non-voting common stock to certain employees pursuant to our 2014 Long-Term Incentive Plan.

•	On October 25, 2016, we issued 20,000 options for our non-voting common stock to certain employees pursuant to our 2014 Long-Term Incentive Plan.

•	On February 8, 2017, we issued 48,750 options for our non-voting common stock an employee pursuant to our 2014 Long-Term Incentive Plan.

•	On April 3, 2017, we issued 176,000 options for our non-voting common stock to certain employees pursuant to our 2014 Long-Term Incentive Plan.

Common Stock

•	On April 28, 2014, we issued 10,000,000 shares or our non-voting common stock to Apollo Gaming Holdings, L.P. in exchange for its 10,000,000 shares of voting common stock.

•	On April 28, 2014, we issued 100 shares of voting stock to AP Gaming VoteCo, LLC, representing 100% of our voting interests.

•	On April 28, 2014, we issued 20,000 shares of our non-voting common stock to an employee for an aggregate purchase price of $200,000. (These shares were repurchased and exchanged for 20,000 shares on August 8, 2014.)

•	On August 8, 2014, we issued 20,000 shares of our non-voting common stock to an employee for an aggregate purchase price of $200,000.

•	On August 8, 2014, we issued 176,875 shares of our non-voting common stock to certain employees for an aggregate purchase price of $1,768,750. (128,750 of these shares were repurchased upon the termination of the holder’s employment.)

•	On March 11, 2015, we issued 20,673 shares of our non-voting common stock to certain employees for an aggregate purchase price of $301,826.

•	On March 12, 2015, we issued 2,548 shares of our non-voting common stock to an employee for an aggregate purchase price of $40,004. (These shares were repurchased upon the termination of the holder’s employment.)

•	On May 29, 2015, in connection with the acquisition of Amaya Americas Corporation (“Cadillac Jack”), we issued 4,931,529 of our non-voting common stock to Apollo Gaming Holdings, L.P. for total proceeds of $77.4 million.

•	On June 1, 2015, we issued 10,375 shares of our non-voting common stock to certain employees for an aggregate purchase price of $162,888.

•	On September 7, 2015, we issued 4,777 shares of our non-voting common stock to an employee for an aggregate purchase price of $74,999.

•	On December 6, 2016, we issued 4,357 shares of our non-voting common stock to an employee for an aggregate purchase price of $75,000.

•	On February 8, 2017, we issued 1,525 shares of our non-voting common stock to an employee for an aggregate purchase price of $25,000.

Except as otherwise noted above, these transactions were exempt from registration pursuant to Section 4(a)(2) of the Securities Act, as they were transactions by an issuer that did not involve a public offering of securities.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit Number	Exhibit Description

1.1*	Form of Underwriting Agreement.

3.1*	Form of Amended and Restated Articles of Incorporation of PlayAGS, Inc.

3.2*	Form of Amended and Restated Bylaws of PlayAGS, Inc.

4.1*	Amended and Restated Note Purchase Agreement, dated as of May 30, 2017, among AP Gaming Holdco, Inc., as issuer, AP Gaming Holdings, LLC, as subsidiary guarantor, Deutsche Bank AG, London Branch, as holder, and Deutsche Bank Trust Company Americas, as collateral agent.

4.2*	PIK Promissory Note, dated as of May 29, 2015, by and between AP Gaming Holdco, Inc. and Amaya Inc.

5.1*	Opinion of Brownstein Hyatt Farber Schreck, LLP as to the validity of the securities being offered.

10.1*	2014 Managerial Incentive Plan.

10.2*	First Lien Credit Agreement, dated as of June 6, 2017, among AP Gaming Holdings, LLC, as Holdings, AP Gaming I, LLC, as Borrower, the lenders party thereto, Jefferies Finance LLC, as Administrative Agent, Jefferies Finance LLC and Macquarie Capital (USA) Inc., as Joint Lead Arrangers and Joint Bookrunners, and Apollo Global Securities, LLC, as Co-Manager.

10.3*	Incremental Assumption Agreement, dated as of December 6, 2017, by and among AP Gaming Holdings, LLC, AP Gaming I, LLC, each subsidiary loan party listed on the signature pages thereof, Jefferies Finance LLC and the lenders from time to time party thereto.

10.4*	Collateral Agreement among AP Gaming, LLC, each Subsidiary Party and Jefferies Finance, LLC, dated as of June 6, 2017.

10.5*	Holdings Guarantee and Pledge Agreement, by and among AP Gaming Holdings, LLC and Jefferies Finance LLC, dated as of June 6, 2017.

10.6*	Subsidiary Guarantee between AP Gaming II, Inc., AP Gaming Acquisition, LLC, AGS Capital, LLC, AGS LLC, AGS Partners, LLC, AGS Illinois, LLP, AP Gaming NV, LLC and Jefferies Finance, LLC dated as of June 6, 2017.

10.7*	Form of Amended and Restated Securityholders Agreement, by and among Apollo Gaming Holdings, L.P., AP Gaming VoteCo, LLC, PlayAGS, Inc. (f/k/a AP Gaming Holdco, Inc.) and the other Holders party thereto.

10.8*	AP Gaming Holdco, Inc. 2014 Long Term Incentive Plan.

Exhibit Number	Exhibit Description

10.9*	PlayAGS, Inc. Omnibus Incentive Plan

10.10*	Form of Lock-up.

10.11*	Subscription Agreement between Apollo Gaming Holdings, L.P. and AP Gaming Holdco, Inc., dated as of May 28, 2015.

10.12*	Employment Agreement, dated April 28, 2014, by and between David Lopez and AP Gaming Holdco, Inc.

10.13*	Nonqualified Stock Option Agreement, dated April 28, 2014, by and between AP Gaming Holdco, Inc. and David Lopez.

10.14*	Restricted Stock Agreement, dated April 28, 2014, by and between AP Gaming Holdco, Inc. and David Lopez.

10.15*	Employment Agreement, dated as of July 1, 2015, by and between AGS LLC and Sigmund Lee.

10.16*	First Amendment to the July 1, 2015 Employment Agreement, dated as of January 14, 2016, by and between AGS LLC and Sigmund Lee.

10.17*	Nonqualified Time-Based Stock Option Agreement, dated July 17, 2015, by and between AP Gaming Holdco, Inc. and Sigmund Lee.

10.18*	Nonqualified Performance-Based Stock Option Agreement, dated July 17, 2015, by and between AP Gaming Holdco, Inc. and Sigmund Lee.

10.19*	Nonqualified Stock Option Agreement, dated January 18, 2016, by and between AP Gaming Holdco, Inc. and Sigmund Lee.

10.20*	Employment Agreement, dated February 23, 2015, by and between Kimo Akiona and AGS LLC.

10.21*	Form of Stockholders Agreement, by and among PlayAGS, Inc., Apollo Gaming Holdings, L.P. and AP Gaming VoteCo, LLC

10.22*	Form of Irrevocable Proxy of AP Gaming VoteCo, LLC

16.1*

Letter from Ernst & Young LLP to the Securities and Exchange Commission dated July 11, 2016, pursuant to Section 304(a)(3) of Regulation S-K of the rules and regulations of the Securities and Exchange Commission.

21.1*	Subsidiaries of PlayAGS, Inc.

23.1*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2*	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.3*	Consent of Deloitte & Touche LLP, independent auditors.

23.4*	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.1)

24.1*	Powers of Attorney (included in signature page).

99.1	Consent of Director Nominee—Eric Press

99.2	Consent of Director Nominee—Yvette Landau

99.3	Consent of Director Nominee—Adam Chibib

101.INS††*	XBRL Instance Document

101.CAL*	XBRL Taxonomy Extension Calculation Linkbase Document

101.SCH*	XBRL Taxonomy Extension Schema Document

101.DEF*	XBRL Taxonomy Extension Definition Linkbase Document

Exhibit Number	Exhibit Description

101.LAB*	XBRL Taxonomy Extension Labels Linkbase Document

101.PRE*	XBRL Taxonomy Extension Presentation Linkbase Document

*	Previously filed.

††	Attached as Exhibit 101 to this registration statement are documents formatted in XBRL (Extensible Business Reporting Language). Users of this data are advised pursuant to Rule 406T of Regulation S-T that the interactive data file is deemed not filed or part of a registration statement or prospectus for purposes of section 11 or 12 of the Securities Act of 1933, is deemed not filed for purposes of section 18 of the Securities Exchange Act of 1934, and otherwise not subject to liability under these sections. The financial information contained in the XBRL-related documents is “unaudited” or “unreviewed.”

(b) Financial Statement Schedule

All schedules are omitted because the required information is either not present, not present in material amounts or presented within the consolidated financial statements included in the prospectus and are incorporated herein by reference.

Item 17. Undertakings.

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Exhibit Number	Exhibit Description

1.1*	Form of Underwriting Agreement.

3.1*	Form of Amended and Restated Articles of Incorporation of PlayAGS, Inc.

3.2*	Form of Amended and Restated Bylaws of PlayAGS, Inc.

4.1*	Amended and Restated Note Purchase Agreement, dated as of May 30, 2017, among AP Gaming Holdco, Inc., as issuer, AP Gaming Holdings, LLC, as subsidiary guarantor, Deutsche Bank AG, London Branch, as holder, and Deutsche Bank Trust Company Americas, as collateral agent.

4.2*	PIK Promissory Note, dated as of May 29, 2015, by and between AP Gaming Holdco, Inc. and Amaya Inc.

5.1*	Opinion of Brownstein Hyatt Farber Schreck, LLP as to the validity of the securities being offered.

10.1*	2014 Managerial Incentive Plan.

10.2*	First Lien Credit Agreement, dated as of June 6, 2017, among AP Gaming Holdings, LLC, as Holdings, AP Gaming I, LLC, as Borrower, the lenders party thereto, Jefferies Finance LLC, as Administrative Agent, Jefferies Finance LLC and Macquarie Capital (USA) Inc., as Joint Lead Arrangers and Joint Bookrunners, and Apollo Global Securities, LLC, as Co-Manager.

10.3*	Incremental Assumption Agreement, dated as of December 6, 2017, by and among AP Gaming Holdings, LLC, AP Gaming I, LLC, each subsidiary loan party listed on the signature pages thereof, Jefferies Finance LLC and the lenders from time to time party thereto.

10.4*	Collateral Agreement among AP Gaming, LLC, each Subsidiary Party and Jefferies Finance, LLC, dated as of June 6, 2017.

10.5*	Holdings Guarantee and Pledge Agreement, by and among AP Gaming Holdings, LLC and Jefferies Finance LLC, dated as of June 6, 2017.

10.6*	Subsidiary Guarantee between AP Gaming II, Inc., AP Gaming Acquisition, LLC, AGS Capital, LLC, AGS LLC, AGS Partners, LLC, AGS Illinois, LLP, AP Gaming NV, LLC and Jefferies Finance, LLC dated as of June 6, 2017.

10.7*	Form of Amended and Restated Securityholders Agreement, by and among Apollo Gaming Holdings, L.P., AP Gaming VoteCo, LLC, PlayAGS, Inc. (f/k/a AP Gaming Holdco, Inc.) and the other Holders party thereto.

10.8*	AP Gaming Holdco, Inc. 2014 Long Term Incentive Plan.

10.9*	PlayAGS, Inc. Omnibus Incentive Plan

10.10*	Form of Lock-up.

10.11*	Subscription Agreement between Apollo Gaming Holdings, L.P. and AP Gaming Holdco, Inc., dated as of May 28, 2015.

10.12*	Employment Agreement, dated April 28, 2014, by and between David Lopez and AP Gaming Holdco, Inc.

10.13*	Nonqualified Stock Option Agreement, dated April 28, 2014, by and between AP Gaming Holdco, Inc. and David Lopez.

Exhibit Number	Exhibit Description

10.14*	Restricted Stock Agreement, dated April 28, 2014, by and between AP Gaming Holdco, Inc. and David Lopez.

10.15*	Employment Agreement, dated as of July 1, 2015, by and between AGS LLC and Sigmund Lee.

10.16*	First Amendment to the July 1, 2015 Employment Agreement, dated as of January 14, 2016, by and between AGS LLC and Sigmund Lee.

10.17*	Nonqualified Time-Based Stock Option Agreement, dated July 17, 2015, by and between AP Gaming Holdco, Inc. and Sigmund Lee.

10.18*	Nonqualified Performance-Based Stock Option Agreement, dated July 17, 2015, by and between AP Gaming Holdco, Inc. and Sigmund Lee.

10.19*	Nonqualified Stock Option Agreement, dated January 18, 2016, by and between AP Gaming Holdco, Inc. and Sigmund Lee.

10.20*	Employment Agreement, dated February 23, 2015, by and between Kimo Akiona and AGS LLC.

10.21*	Form of Stockholders Agreement, by and among PlayAGS, Inc., Apollo Gaming Holdings, L.P. and AP Gaming VoteCo, LLC

10.22*	Form of Irrevocable Proxy of AP Gaming VoteCo, LLC

16.1*

Letter from Ernst & Young LLP to the Securities and Exchange Commission dated July 11, 2016, pursuant to Section 304(a)(3) of Regulation S-K of the rules and regulations of the Securities and Exchange Commission.

21.1*	Subsidiaries of PlayAGS, Inc.

23.1*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2*	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.3*	Consent of Deloitte & Touche LLP, independent auditors.

23.4*	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.1)

24.1*	Powers of Attorney (included in signature page).

99.1	Consent of Director Nominee—Eric Press

99.2	Consent of Director Nominee—Yvette Landau

99.3	Consent of Director Nominee—Adam Chibib

101.INS††*	XBRL Instance Document

101.CAL*	XBRL Taxonomy Extension Calculation Linkbase Document

101.SCH*	XBRL Taxonomy Extension Schema Document

101.DEF*	XBRL Taxonomy Extension Definition Linkbase Document

101.LAB*	XBRL Taxonomy Extension Labels Linkbase Document

101.PRE*	XBRL Taxonomy Extension Presentation Linkbase Document

*	Previously filed.

††	Attached as Exhibit 101 to this registration statement are documents formatted in XBRL (Extensible Business Reporting Language). Users of this data are advised pursuant to Rule 406T of Regulation S-T that the interactive data file is deemed not filed or part of a registration statement or prospectus for purposes of section 11 or 12 of the Securities Act of 1933, is deemed not filed for purposes of section 18 of the Securities Exchange Act of 1934, and otherwise not subject to liability under these sections. The financial information contained in the XBRL-related documents is “unaudited” or “unreviewed.”

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada, on the 19 day of January, 2018.

PlayAGS, Inc.

By:	/s/ David Lopez
David Lopez
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Lopez David Lopez	President, Chief Executive Officer and Director (Principal Executive Officer)	January 19, 2018

/s/ Kimo Akiona Kimo Akiona	Treasurer (Principal Financial and Accounting Officer)	January 19, 2018

* David Sambur	Director	January 19, 2018

* Daniel Cohen	Director	January 19, 2018

*By:	/s/ Victor Gallo
Victor Gallo
Attorney-in-Fact